CHIEF TECHNOLOGY OFFICER SERVICES AGREEMENT

CHIEF TECHNOLOGY OFFICER SERVICES AGREEMENT, dated this 10th day of July, 2008 (this “Agreement”), by and between 4C Controls Inc., (the “Company”), and Riccardo Maggiora (the “Executive”).

WHEREAS, the Company desires to engage the Executive to serve the Company as the Chief Technology Officer and the Executive desires to serve as the Chief Technology Officer of the Company;

NOW THEREFORE, in consideration of the premises and the mutual agreements made herein, the Company and the Executive agree as follows:

1. Services; Duties. The Company hereby engages the Executive to serve as Chief Technology Officer of the Company. The Executive shall serve the Company in such capacity for the “Services Period” as defined in Section 2. The Executive agrees that during the term of his services hereunder, he shall give his best effort, skill and abilities to promote the business and interests of the Company and its subsidiaries and affiliates as requested by the Board of Directors of the Company or a committee of the Board of Directors to which the Board of Directors has duly delegated authority thereof (the “Board”). The Executive shall devote such time to the services in the capacity of Chief Technology Officer as the Executive shall deem reasonably necessary. The Company acknowledges that Executive serves as an Assistant Professor at Politechnico di Torino and shall continue such service, therefore the Company agrees that the services of Executive shall be rendered on a part-time basis.

2. Services Period. This Agreement shall have an initial term of three (3) years to be effective commencing as of the date hereof and ending on the third anniversary of thereof (the “Services Period”). The Company or the Executive may terminate this Agreement, with or without cause, upon ten (10) days notice to the other party.

3. Compensation.

(a) Shares. In consideration for services rendered to the Company, the Executive shall be paid a one time grant of one million shares of Company common stock par value $0.00001 per share (the “Shares”). The officers of the Company shall order delivery of the Shares from the Company’s transfer agent as of the date of execution hereof and all such shares as and when issued shall be duly authorized, validly issued, non-assessable and unrestricted except to the extent provided herein and subject to any and all applicable laws, rules and regulations pertaining to the transfer of such Shares. All such Shares shall be deemed to be fully paid as of the date of issuance notwithstanding the Term of this Agreement. The Shares shall be delivered to Executive within ten (10) days of the date of execution of this Agreement. The Executive may sell or transfer the Shares at any time after an initial one-year holding period so long as (1) any such sale is made pursuant to an applicable exemption from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), such as Rule 144 if available, or pursuant to a registration statement which has been declared effective by the U. S. Securities & Exchange Commission and (2) such sale is made in accordance with the Company’s Policy Against Insider Trading.

Services Agreement

(b) Expense Reimbursement. The Executive shall be entitled to reimbursement of reasonable pre-approved out-of-pocket expenses incurred in connection with travel and matters related to the Company's business and affairs if requests thereto are made and written approval is granted by the Chief Financial Officer of the Company in advance of incurring such expenses, in each case as further in accordance with Company policy as in effect from time to time.

(c) Place of Services. The parties agree that the principal place of services to be rendered to the Company by Executive shall be in Italy and all compensation shall be paid to Executive in such jurisdiction.

4. Trade Secrets. The Executive agrees that it is in the Company's legitimate business interest to restrict Executive’s disclosure or use of Trade Secrets and Confidential Information relating to the Company or its affiliates as provided herein, and Executive agrees not to disclose or use the Trade Secrets and/or Confidential Information relating to the Company or its affiliates for any purpose other than in connection with Executive’s performance of his duties to the Company or its affiliates. For purposes of this Agreement, “Trade Secrets” shall mean all confidential and proprietary information belonging to, or licensed for use by, the Company (including prospective client lists, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information). For purposes of this Agreement, “Confidential Information” shall mean all information belonging to, used by, or which is in the possession of the Company and relating to the Company’s business or assets specifically including, but not limited to, information relating to the Company’s products, services, strategies, pricing, customers, representatives, suppliers, distributors, technology, finances, employee compensation, computer software and hardware, inventions, algorithms, developments, in each case to the extent that such information is not required to be disclosed by applicable law or compelled to be disclosed by any governmental authority. Notwithstanding the foregoing, the terms “Trade Secrets” and “Confidential Information” do not include information that (i) is or becomes generally available to or known by the public (other than as a result of a disclosure by the Executive), provided, that the source of such information is not known by the Executive to be bound by a confidentiality agreement with the Company; or (ii) is independently developed by the Executive without violating this Agreement.

5. Return of Documents and Property. Upon the expiration or termination of the Executive's services to the Company, or at any time upon the request of the Company, the Executive (or his heirs or personal representatives) shall deliver to the Company (a) all documents and materials (including, without limitation, computer files) containing Trade Secrets and Confidential Information relating to the business and affairs of the Company or its affiliates, and (b) all documents, materials, equipment and other property (including, without limitation, computer files, computer programs, computer operating systems, computers, printers, scanners, pagers, telephones, credit cards and ID cards) belonging to the Company or its affiliates, which in either case are in the possession or under the control of the Executive (or his heirs or personal representatives).

Services Agreement

6. Discoveries and Works. All Discoveries and Works made or conceived by the Executive while working on Company matters which are not subject to intellectual property interests of any third parties, that relate to the Company's present or anticipated activities, or are used or useable by the Company, shall be governed by that certain License Agreement between the Company and Executive entered into as of even date herewith. For the purposes of this Section 6, (including the definition of “Discoveries and Works”) the term “Company” shall include the Company and its affiliates. The term “Discoveries and Works” includes, by way of example but without limitation, Trade Secrets and other Confidential Information, patents and patent applications, service marks, and service mark registrations and applications, trade names, copyrights and copyright registrations and applications.

7. No Conflicts. The Executive has represented and hereby represents to the Company and its affiliates that the execution, delivery and performance by the Executive of this Agreement do not conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any contract, agreement or understanding, whether oral or written, to which the Executive is a party or of which the Executive is or should be aware and that there are no restrictions, covenants, agreements or limitations on his right or ability to enter into and perform the terms of this Agreement, and agrees to indemnify and save the Company and its affiliates harmless from any liability, cost or expense, including attorney’s fees, based upon or arising out of any such restrictions, covenants, agreements, or limitations that may be found to exist. For purposes of this Agreement, “affiliate” shall include any subsidiary or strategic alliance partner in the case of the Company, and any person or entity directly or indirectly controlled by or controlling the Company.

8. Non-competition. Except as authorized by the Board of Directors, during the Executive’s services to the Company, Executive will not (except as an officer, director, stockholder, employee, agent or consultant of the Company or any subsidiary or affiliate thereof) either directly or indirectly, whether or not for consideration, (i) in any way, directly or indirectly, solicit, divert, or take away the business of any person who is or was a customer of the Company, or in any manner influence such person to cease doing business in part or in whole with Company; (ii) engage in a Competing Business; (iii) except for investments or ownership in public entities, mutual funds and similar investments, none of which constitute more than 5% of the ownership or control of such entities, own, operate, control, finance, manage, advise, be employed by or engaged by, perform any services for, invest or otherwise become associated in any capacity with any person engaged in a Competing Business in the United States; or (iv) engage in any practice the purpose or effect of which is to intentionally evade the provisions of this covenant. For purposes of this section, “Competing Business” means any company or business which is engaged directly or indirectly in any business carried on or planned to be carried on by the Company or any of its subsidiaries or affiliates.

Services Agreement

9. Non-Solicitation. During the period of Executive’s services to the Company (the “Restricted Period”), the Executive, directly or indirectly, whether for his account or for the account of any other individual or entity, shall not solicit or canvas the trade, business or patronage of, or sell to, any individuals or entities that were either customers of the Company during the time the Executive provided services to the Company, or prospective customers with respect to whom a sales effort, presentation or proposal was made by the Company or its affiliates, during the one year period prior to the termination of the Executive’s services. The Executive further agrees that during the Restricted Period, he shall not, directly or indirectly, (i) solicit, induce, enter into any agreement with, or attempt to influence any individual who was an employee or consultant of the Company at any time during the time the Executive provided services to the Company, to terminate his or her services to the Company or to become employed by the Executive or any individual or entity by which the Executive is employed or (ii) interfere in any other way with the employment, or other relationship, of any employee or consultant of the Company or its affiliates.

10. Enforcement. The Executive agrees that any breach of the provisions of this Agreement would cause substantial and irreparable harm, not readily ascertainable or compensable in terms of money, to the Company for which remedies at law would be inadequate and that, in addition to any other remedy to which the Company may be entitled at law or in equity, the Company shall be entitled to temporary, preliminary and other injunctive relief in the event the Executive violates or threatens to violate the provisions of this Agreement, as well as damages, including, without limitation consequential damages, and an equitable accounting of all earnings, profits and benefits arising from such violation, in each case without the need to post any security or bond. Nothing herein contained shall be construed as prohibiting the Company from pursuing, in addition, any other remedies available to the Company for such breach or threatened breach. A waiver by the Company of any breach of any provision hereof shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach by the Executive.

11. Determinations by the Company. All determinations and calculations with respect to this Agreement shall be made by the Board or any committee thereof to which the Board has delegated such authority, in good faith in accordance with applicable law, the certificate of incorporation and by-laws of the Company, in its sole discretion, and shall be final, conclusive and binding on all persons, including the Executive and the personal representative of his estate.

12. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon (i) the Company, its successors and assigns, and any company with which the Company may merge or consolidate or to which the Company may sell substantially all of its assets, and (ii) Executive and his executors, administrators, heirs and legal representatives. Since the Executive’s services are personal and unique in nature, the Executive may not transfer, sell or otherwise assign his rights, obligations or benefits under this Agreement.

13. Notices. Any notice required or permitted under this Agreement shall be deemed to have been effectively made or given if in writing and personally delivered, or sent properly addressed in a sealed envelope postage prepaid by certified or registered mail, or delivered by a reputable overnight delivery service. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to the address of record then on file with the Company; and if to the Company as properly addressed to the Company’s corporate registered office.

Services Agreement

14. Severability. It is expressly understood and agreed that although the Company and the Executive consider the restrictions contained in this Agreement to be reasonable and necessary for the purpose of preserving the goodwill, proprietary rights and going concern value of the Company, if a final determination is made by arbitration or any court having jurisdiction that any provision contained in this Agreement is invalid, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such arbitral body or court may determine or indicate to be reasonable. Alternatively, if the arbitrable body or court finds that any provision or restriction contained in this Agreement or any remedy provided herein is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy. The provisions of this Agreement shall in no respect limit or otherwise affect the Executive's obligations under any other agreements with the Company.

15. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

16. Effects of Termination. Notwithstanding anything to the contrary contained herein, if this Agreement is terminated or expires by its terms, the provisions of Sections 4-6 and 9-19 of this Agreement shall survive and continue in full force and effect. Notwithstanding termination of this Agreement, the parties shall retain any and all rights and remedies of recourse for any breach of this Agreement which occurred during the Term of this Agreement, including any breach of Section 8.

17. Arbitration. All disputes and controversies arising out of or relating to this Agreement shall be finally settled and binding under the Rules of International Commercial Dispute Resolution of the American Arbitration Association (“ICDR”). The place of arbitration shall be New York. The Arbitration shall be conducted in English by three (3) arbitrators appointed in accordance with the ICDR rules. Any award, verdict or settlement issued under such arbitration may be entered by any party for order of enforcement by any court of competent jurisdiction. The arbitrator shall have no power to take interim measures he or she deems necessary, including injunctive relief and measures for the protection or conservation of property.

18.	U.S. Securities Laws Compliance - Regulation S Representations.

(a) The Executive understands and acknowledges that the Shares have not been registered under the Securities Act and are being offered in reliance upon the exemptions provided in Regulation S of the Securities Act and the Rules and Regulations promulgated thereunder. Accordingly, the Shares may not be offered or sold in the U.S. or to U.S. persons (as such term is used in Regulation S) unless the securities are registered under the Securities Act, or an exemption for the regulation requirements is available. Furthermore, hedging transactions involving the Shares may not be conducted unless in compliance with the Securities Act.

Services Agreement

(b) The Executive acknowledges and agrees that the Company shall, and shall instruct its transfer agent to, refuse to register any transfer of the Common Stock issued hereunder, which are not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

(c) "Restricted Shares" means (a) the Shares and (b) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (x) upon any sale pursuant to a registration statement under the Securities Act, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

(d) Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) such sale or transfer is exempt from the registration requirements of the Securities Act.

(e) Each certificate representing the Shares upon issuance to the Executive shall bear a legend substantially in the following form:

THE SECURITY OR SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD TO ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT: (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SHARES EVIDENCED HEREBY EXCEPT (A) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S OR (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANOTHER THEN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND STATE SECURITIES LAWS OR, (C) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS, OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO ANY SUCH TRANSFER, IT WILL FURNISH TO THE TRANSFER AGENT FOR THE COMMON STOCK SUCH CERTIFICATIONS, LEGAL OPINIONS, OR OTHER INFORMATION AS TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR STATE SECURITIES LAWS; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. FURTHERMORE, HEDGING TRANSACTIONS INVOLVING THE SECURITIES EVIDENCED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

Services Agreement

The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale under Regulation S or pursuant to Rule 144 under the Securities Act.

(f) The Executive makes the following special representations and warranties to the Company contained herein with the express intent that the same may be relied upon by the Company for purposes of determining the compliance with Regulation S promulgated under the Securities Act:

First,
The Executive did not receive the offer for the Shares (the “Offer”), nor was he, she or it solicited to purchase the Shares, in the United States; that this Agreement has not been executed or delivered by the Executive in the United States, and neither the Executive nor any person acting on behalf of the Executive has engaged, directly or indirectly, in any negotiations with respect to the Offer or this Agreement in the United States;

Second,
The Executive is not a U.S. person (i.e., (i) not an individual resident in the U.S.; (ii) a partnership or corporation organized or incorporated in the United States; (iii) an estate of which any executor or administrator is a U.S. person; (iv) a trust of which any trustee is a U.S. person; (v) a dealer holding an account for a customer; (vi) an agency or branch of a foreign entity located in the U.S.; or (vii) a partnership or corporation (A) organized or incorporated under the Laws of any foreign jurisdiction and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act and is not acquiring the Shares for the account or benefit of a U.S. person;

Third,
The Executive is not purchasing the Shares as a result of or subsequent to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or other publication or broadcast over television or radio in the U.S.; (ii) any promotional seminar or meeting in the U.S., or (iii) any solicitation by a person not previously known to him or it in connection with investments in securities generally; and

Fourth,
The Executive expressly acknowledges that the Shares have not been registered under the Securities Act or under any U.S. state securities’ laws and that the Executive expressly agrees to transfer his, her or its Shares in the U.S. or to, or for the account or benefit of, U.S. persons only if (i) the Shares are duly registered under the Securities Act and all applicable state securities Laws; or (ii) there is an exemption from registration under the Securities Act, including any exemption from the registration requirements of the Securities Act which may be available pursuant to Rule 903 or Rule 904 under Regulation S promulgated under the Securities Act, and all applicable state securities Laws; that prior to any such transfer the Company may require, as a condition affecting a transfer of the Shares, an opinion of counsel in form and substance satisfactory to the Company as to the registration or exemption therefrom under the Securities Act and applicable state securities Laws; that the Company is under no obligation to register the Shares under the Securities Act or any applicable state securities Laws on its or his or her behalf or to assist it or him or her in complying with any exemption from such registration;

Services Agreement

Fifth,
Except as distributed by Executive in accordance with the requirements and provisions of Rule 903 of Regulation S (e.g., the Shares may be allocated and distributed to Executive’s managed accounts so long as such distribution is made by Executive in the manner specified by Rule 903), the Shares will be acquired solely for the account of the Executive, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distributing or reselling any part of the Shares.

Sixth,
The Executive agrees not to sell, pledge, transfer, dispose of, or otherwise deal with or engage in hedging transactions involving, his or her Shares or any portion thereof except as otherwise permitted herein, unless and until counsel for the Company shall have determined that the intended disposition or action is permissible and does not violate the Securities Act or any applicable state securities Laws, or the rules and regulations thereunder.

Seventh,	The Executive jurisdiction of principal place of business and corporate domicile, as set forth on the signature page hereto with respect to notices under this Agreement, is true and correct.

Eighth,
The Executive hereby states that he/she is acquainted with the requirements of Section 13(d) of the Exchange Act and the rules and regulations issued thereunder. The Executive understands that, as a result of its acquisition of Shares, and in order to comply with Section 13(d) and the rules and regulations issued thereunder, Executive may be required to file a Schedule 13D and hereby agrees to make such filing if so required.

Services Agreement

19. Miscellaneous. This Agreement constitutes the entire agreement, and supersedes all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein. Any and all taxes applicable to the compensation granted to the Executive hereunder shall be at the sole cost and charge of the Executive and the Executive shall indemnify and hold harmless the Company with respect to any and all taxes due and payable by Executive in such regard. This Agreement cannot be modified, altered or amended except by a writing signed by both parties. No waiver by either party of any provision or condition of this Agreement at any time shall be deemed a waiver of such provision or condition at any prior or subsequent time or of any other provision or condition at the same or any prior or subsequent time.

[Signature Page Follows]

Services Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

EXECUTIVE

/s/ Riccardo Maggiora
Name: Riccardo Maggiora

THE COMPANY: 4C CONTROLS INC.
By:
Name: Barbara S. Salz
Title: Corporate Secretary